UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2013

Toys “R” Us, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Special Transition Bonuses

On March 11, 2013, Toys “R” Us, Inc. (the “Company”) granted special transition bonuses to Mr. Creasey ($1,200,000), Ms. Merz (CAD $1,298,000 ($1,300,856 based on the Company’s average annual conversion rate in fiscal 2012)) and Mr. Urcelay (1,164,000 Euros ($1,500,047 based on the Company’s average annual conversion rate in fiscal 2012)), payable by the Company in lump sum payments on March 11, 2015. A pro rata portion of the bonus will be paid to such executive officer whose employment is terminated by the Company for any reason other than “cause” (as defined in the bonus agreement) between September 11, 2014 and March 11, 2015, based on the number of full months that have elapsed since the date of grant. No special transition bonus will be paid to such executive officer if such executive officer’s employment is terminated by the Company for any reason prior to September 11, 2014, by the Company for “cause” (as defined in the bonus agreement) at any time, or by the executive officer prior to the payment date.

Letter Agreement with Antonio Urcelay

On March 11, 2013, the Company entered into a Letter Agreement with Antonio Urcelay, the Company’s President of Europe, providing for an additional salary adjustment of 31,039 Euros per month ($40,000 per month based on the Company’s average annual conversion rate in fiscal 2012) beginning in March 2013, for so long as Mr. Urcelay continues to serve as head of the Company’s operating committee.

Management Equity Plan

On March 12, 2013, the Company adopted amendment No. 6 (the “Amendment”) to the Toys “R” Us, Inc. 2005 Management Equity Plan, as amended (the “Plan”). This Amendment allows any Plan participant, including the executive officers of the Company, who is a former employee of the Company or its affiliates as of March 1, 2013 or who continues to be employed by the Company or its affiliates, the right to put to the Company (i) at any time in 2013, up to 50%, calculated as provided in the Amendment, of his or her Original Investment Shares (i.e., the shares originally purchased under the Plan or for rollover options, the number of shares that would be equal to the value of their original investment) held at March 1, 2013 and (ii) at any time in 2014, any or all of the participant’s then remaining Original Investment Shares, in each case, during permitted transaction windows, until the occurrence of an initial public offering of the Company. The purchase price per share payable by the Company in connection with any such put rights will be the fair market value determined as of a date determined by the Board of Directors that is the anticipated closing date of the repurchase.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYS “R” US, INC.

By:	/s/ David J. Schwartz
Name:	David J. Schwartz
Title:	Executive Vice President –
General Counsel & Corporate Secretary

Date: March 15, 2013